                                   POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Laura Barton and Susan Fennessey, signing singly, the undersigned true and lawful attorney-in-fact, to:

        (1)   execute for and on behalf of the undersigned, in the undersigned capacity as an officer and/or director of Odyssey Marine
              Exploration, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
              rules thereunder;

        (2)   do and perform any and all acts for and on behalf of the
              undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 and timely file such form with the United States Securities and Exchange Commission and any
              stock exchange or similar authority; and

        (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

        This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 7th day of November 2022.

                               Name: Mark D. Gordon

                               /s/ Mark D. Gordon
                               --------------------------
                               Signature

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 7th day of November,
2022 by Mark D. Gordon who is personally known to me.

                                       /s/ Julee Ann Hawkins

        [SEAL]                         -------------------------
                                       Julee Ann Hawkins
                                       Notary Public
                                       My Commission #HH 160515
                                       Expires October 17, 2025